Exhibit 10.11

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

SIXTH LOAN AGREEMENT

This lawful private instrument is entered into by and between, on the one hand, as Lender:

PIERRE CARNEIRO RIBEIRO SCHURMANN, a Brazilian citizen, married under the regime of separation of property, business administrator, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) [***] (the “Lender”); and

On the other hand, as Borrower:

NUVINI S.A., a corporation enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) [***], with principal place of business at Rua Jesuíno Arruda, No. 769, Suite 20 B, Itaim Bibi, in the city and State of São Paulo, Postal Code (CEP) 04532-082, represented in accordance with its Bylaws (hereinafter referred to as “Nuvini” or the “Borrower”).

The Lender and the Borrower are hereinafter collectively referred to as the “Parties,” and each individually as a “Party.”

NOW, THEREFORE, the Parties have resolved by mutual agreement to enter into this Loan Agreement (the “Agreement”), in the form of a cash loan, in accordance with the following clauses and conditions, which they have mutually accepted and granted:

1. THE LOAN

1.1. The Lender lends to the Borrower a total amount of one million one hundred and fifty thousand Reais (R$1,150,000.00).

1.2. The deadline for providing the loan referred to in item 1.1. was March 10, 2022, on which date the Lender made the deposit.

2. PAYMENT

2.1. The Borrower agrees to fully discharge the amount of the loan hereunder, as adjusted by the Interbank Deposit Certificate (CDI) rate and increased by interest at a rate of 3% p.a., by March 29, 2023.

3. DEFAULT

3.1. Failure by the Borrower to comply with the conditions set forth in this Agreement shall qualify as a default, in which case the Lender shall have the option to accelerate the amount payable under this Agreement, as well as to charge a late-payment fine of two percent (2%) on the total value of this Agreement.

3.2. This Agreement is an extrajudicial enforceable instrument.

4. INDULGENCE

4.1. No failure by the Lender to exercise any of the rights it is entitled to under this Agreement or set forth in law or indulgence with any non-compliance or non-performance by the Borrower with any condition or of any obligation agreed upon herein shall constitute a novation or prevent the future exercise of such rights by the Lender at any time.

5. EXPENSES

5.1. The Borrower shall bear all expenses, including tax expenses, arising from this instrument or in connection with its registration.

6. JURISDICTION

6.1. The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, as the courts of competent jurisdiction to settle any issues arising from this Agreement, to the exclusion of any other courts, however privileged they may be.

Ex. 10.11-1

In witness whereof, they have executed this Agreement in two (2) identical counterparts, all of which taken together shall constitute one and the same instrument, in the presence of the two (2) undersigned witnesses.

São Paulo, March 29, 2022.

[Remainder of page intentionally left blank]

[Signature pages follow]

Ex. 10.11-2

[Signature page 1/1 of the Sixth Loan Agreement, entered into on March 29, 2022]

Lender:

/s/ Pierre Carneiro Ribeiro Schurmann

[***]

PIERRE CARNEIRO RIBEIRO SCHURMANN

Borrower:

/s/ Pierre Schurmann	/s/ Aury Ronan Francisco

NUVINI S.A.
By: Pierre Schurmann	By: Aury Ronan Francisco
Title: Chief Executive Officer	Title: Chief Financial Officer

Witnesses:

1. /s/ Ricardo Beirouti Roque	2. /s/ Giovanna Yuli Kiyan
Name: Ricardo Beirouti Roque	Name: Giovanna Yuli Kiyan
RG: [***] CPF: [***]	RG: [***] CPF: [***]

Ex. 10.11-3